UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):    August 19, 2004

INTEGRAL SYSTEMS, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	0-18603	52-1267968
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5000 Philadelphia Way, Lanham, Maryland 20706-4417

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (301) 731-4233

(Former Name or Former Address, if Changed Since Last Report)

Item 9.	REGULATION FD DISCLOSURE

On August 19, 2004, Integral Systems, Inc. filed with the Securities and Exchange Commission an amendment to its Quarterly Reports on Form 10-Q for the quarters ended December 31, 2003 and March 31, 2004. Amendments were made for the sole purpose of adding conforming signatures on the signature pages of these Forms 10-Q pursuant to a request by NASDAQ based on their interpretation of the Edgar filing requirements. No other changes have been made to the quarterly reports.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRAL SYSTEMS, INC.

By:	/s/ Steven R. Chamberlain
Steven R. Chamberlain Chairman and Chief Executive Officer

Date: August 19, 2004